EXHIBIT 99.1

[[BSP ONElink, Inc. Logo]].


      The World's First Internet-Based Distribution and Settlement Service
                         for the Global Travel Industry


Business Strategy

BSP ONElink, Inc. has created the world's first Internet-based distribution and settlement service for the international travel and tourism industry.

Developed in  collaboration  with the  International  Air Transport  Association
(IATA) and a group of technology partners, BSP ONElink will allow suppliers of non-air travel -- such as car rental agencies, hotels, rail operators, cruise lines, ferries, travel insurance companies, events promoters, and tour operators -- to market their services to 55,000 IATA-accredited travel agencies in 146 countries. The service will also be offered to an estimated 45,000 leisure-based travel agencies worldwide that are non-IATA certified agencies.

Travel agents will be able to use BSP ONElink's Web-based inventory system to book all of their customers' travel arrangements; BSP ONElink then uses the proprietary Billing and Settlement Plan (BSP) service IATA developed for the airline industry to pay suppliers electronically through a secure international banking system. Payment is transferred from one party to the other as if both were operating in the same country, banking at the same institution, and using the same currency.

The benefits of BSP ONElink's one-stop distribution and payment portal are considerable. The service satisfies the consumer's desire for greater choice; the agent's desire for ease of use, distribution and marketing opportunities previously out of reach, guaranteed commission, and improved cash flow; and the vendor's desire for cost-effective access to a branded distribution channel in the $4 trillion worldwide travel market.

The BSP ONElink Platform

BSP ONElink uses IATA's user-friendly e-commerce interface to offer a standard portal that gives travel agents online access to an inventory of car, hotel, rail, ferries, travel insurance, events, cruise and tour packages from suppliers all over the world. With BSP ONElink, the current IATA-accredited travel agencies connected to BSP worldwide will be able to receive commission payment in their local currency from the sales of non-airline travel products. For the first time, non-IATA-accredited agents will have access to the same commission payment service. These products and services will be booked through their current web-enabled Global Distribution System (GDS) terminals or via PCs, the Internet, and a web browser. In 2001, IATA's platform handled more than 300 million transactions representing close to $130 billion of airline ticket sales.

Market Overview

Industry estimates put the value of the global travel and tourism market at over $4 trillion in 2003. Even taking into account the current economic environment, the long-term growth rate for this market is still estimated to be over 4% per year.

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BSP ONElink  currently has no  competitors,  and the cost for another  vendor to enter and compete in this global market is high; prospective competitors would have to establish a global systems and banking infrastructure and develop interfaces between travel suppliers in every market. BSP ONElink's exclusive contract to use IATA's existing infrastructure offers the company an instant market leadership position.

The Opportunity

The travel and tourism industry's need for an integrated, end-to-end distribution and settlement service is profound. Today there are many companies that provide travel industry distribution and inventory management; some provide a financial settlement service for travel vendors and travel agents. Even though there are a few firms that offer both distribution and settlement in an integrated service, none of them is currently able to provide it on global basis.

Key Strategic Advantages

     * Unique market opportunity through a license with the only established global travel payment and fulfillment service for the $4.0 trillion global travel industry

     *    Access  to  a  branded  worldwide   distribution   channel  of  55,000
          IATA-accredited travel agencies who sold over 300,000,000 airline tickets in 2002

     * Access to IATA's field sales and service representatives in 68 offices who support banking partners, travel suppliers, and travel agencies in 146 countries

     * The use of a multi-currency settlement system that cleared close to $130 billion in airline ticket sales in 2002

Target Market

BSP ONElink's initial target markets are in three travel sectors: car rental agencies, special and luxury rail, and small to medium-sized hotels. The service will be marketed with the assistance of IATA's global organization,, and will be offered free of charge to IATA's 55,000 accredited agents. Commercial rollout will begin in Europe this year, and will expand to all 146 countries served by IATA-accredited agencies during 2004.

Business Partnerships

Rather than developing proprietary systems, software, and infrastructure, BSP ONElink's strategy has been to integrate IATA's global infrastructure with software and services from some of the leading information technology providers in the travel industry.

International Air Transport Association (IATA)
Headquartered in Montreal, Canada, and with a main office in Geneva, Switzerland, IATA is the trade association of the international airline industry. Founded in 1919, IATA today represents almost 280 airlines that handle more than 95 percent of all internationally scheduled flights. IATA's commercial objective is to ensure that people, freight, and mail can move around the vast global airline network quickly and efficiently -- as if they were on a single airline in a single country. The organization's operational objective is to ensure that members' aircraft can operate safely, securely, efficiently, and economically under clearly defined and understood rules.

Beginning in 2001, IATA invested heavily in developing a user-friendly, Web-based, application called BSPlink to provide an e-commerce interface between travel agents and airlines. BSPlink will be deployed in all 68 IATA operations by the end of the second quarter 2003. BSP ONElink will be offered free to IATA agents as an extension of BSPlink.

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Stock Information

Symbol:                 OTC: BSPO

Shares Outstanding:     16,510,489

(Data as of December 31, 2002)

Financial Overview

BSP ONElink's directors, key management, and strategic partners provided seed capital of $500,000 to organize and launch the business. Approximately $2.5 million has been invested to date and BSP ONElink is currently involved in a substantial financing effort to obtain funding for software development, marketing plan execution and working capital.

Revenues will come from transaction fees paid by travel suppliers for completed bookings. Fees will be approximately 6% depending on the services supplied and the volume of transactions.

BSP ONElink plans to launch its service during 2003 and positive cash flow is expected during 2004. The company also believes that if its business model is accepted, revenues would exceed $125 million within approximately three years.

Revenue projections were based on management's assumptions of the travel and tourism industry's acceptance of BSP ONElink's services. Some of the assumptions used in the calculations may not occur.

Operating Company Board of Directors

David Bolton, Finance Director
Roger Emsley, Managing Director
Bill Guerin, Executive Director
Graeme Pearce, Chairman

U.S. Holding Company Board of Directors

David Bolton, Treasurer and Chief Financial Officer
Bill Guerin, Chairman and Chief Executive Officer
Edward Nichols, Director

Biographies

David Bolton

David is an accomplished finance director with 25 years of experience in corporate finance, mergers and acquisitions, credit and treasury management, process and systems re-engineering, public company reporting, and full group financial management. He was the Group Finance Director for K3 Business Technology Group Plc, a distribution company that transformed into an IT and e-commerce business. David was the Group Financial Controller with Bricom and worked at Hollas Group Plc, a $150 million textile operation, and Shorts Support Services/Airwork Limited, a $150 million aviation services company. David is a Chartered Accountant who began his career at Ernst & Young.

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Roger Emsley

Roger is an airline industry executive with over 30 years of experience in this sector. He has spent the majority of his career at Canadian Pacific Airlines and its successor Canadian Airlines International, holding management positions in IT, revenue accounting, marketing and sales. Roger was an IATA delegate before serving as the Chairman of the IATA Billing and Settlement Plan Committee for 10 years. During the past four years Roger has maintained a full-time contract with IATA as a member of the Industry Distribution and Financial Services Division. His responsibilities have included serving as Project Director for a large re-engineering project for IATA's flagship service, the Billing and Settlement Plan.

Bill Guerin

As Chairman of Cornerstone Alliance LLC, the California and U.K.-based consultant and financial advisor to BSP ONElink, Inc., Bill brings broad experience to the development of rapid growth technology companies. Bill has three successful technology related start-ups to his credit as a founder or
Chief Executive. Along with his associates at Cornerstone, Bill has provided mentoring and financing solutions for internationally focused start-up technology companies and has extensive expertise in the travel and online services industries.

Edward Nichols

Ed is an attorney with Nichols & Nichols in Denver, Colorado, and is authorized to practice in Colorado and Kansas, the United States Federal Courts, and the Supreme Court of the United States. In addition to his law practice, Ed is also Managing Director of Nichols & Company LLC, a management consulting firm. Before founding Nichols & Company, Ed operated a successful national municipal bond law firm for 15 years. Ed has worked as a private investment banker and consultant with venture capital companies in the U.S. and Europe and has extensive international relationships with investment banking firms, underwriters, and brokerage firms.

Graeme Pearce

Graeme currently serves as Vice President of Operations, Industry Distribution, and Financial Services for the International Air Transport Association (IATA). He oversees the management of the airline industry's distribution system, which serves almost 280 airlines and 55,000 travel agencies in 146 countries with a staff of 800 people worldwide. Prior to joining IATA, Graeme was a Financial Controller for Air Europe Limited (U.K.), a Management Consultant with Rank Xerox Limited, and an Auditor for The National Audit Office (U.K.).

Key Advisors

Peter Short, Industry Consultant

Peter is recognized as a leader in the travel distribution sector and currently manages his own consultancy, World Distribution Consultancy Limited. Previously, Peter held various senior positions with British Airways and its subsidiaries, including Chief Executive of the Bravo Company, a Cable and Wireless and British Airways joint venture. Prior to Bravo, Peter co-founded Travicom, the world's first multi-access travel system, which allows travel agents and airlines to communicate via a common electronic medium. He also held a senior position in the Galileo International start-up team in 1988. During the past 10 years Peter has assisted travel vendor companies including Eurostar, British Rail Board, Avis Europe, and the Caribbean Tourism Organization.

Peter Crouch, Industry Consultant
Peter has been a rental car industry executive throughout his career. Since 1999 Peter has managed his own consultancy and acted as advisor to a variety of travel industry companies including the major rental car firms. Peter's successful career includes 16 years with Budget Rent-A-Car International, ultimately becoming its President and CEO. He was also the Managing Director of Thrifty Rent-A-Car in Europe and Executive VP of Sixt Plc, the German rental car company.

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Headquarters

BSP ONElink, Inc.
One Market Plaza
Spear Tower, Suite 3600
San Francisco, CA 94105
415.293.8277
Fax: 415.388.9636
www.bsponelink.com

Investor Contact

Karen Lazarovic
KLP Consulting Group
212.481.4187
k.lazarovic@verizon.net



Securities Counsel
Patton Boggs LLP
1660 Lincoln Street
Denver, CO 80264



Independent Accountants

Deloitte & Touche
180 Strand
London WC2R 1BL
United Kingdom


Summary

BSP ONElink will be a major force for change in the way travel products are marketed and procured worldwide, providing value to travel vendors, resellers, and consumers alike. As the only established travel distribution and settlement service provider, BSP ONElink is uniquely positioned to capitalize on the $4 trillion international travel market.


The  benefits  BSP  ONElink  offers  travel  suppliers  and  travel  agents  are considerable: The system lowers the cost of doing business, increases efficiencies, improves cash flow through electronic payments, and enhances distribution potential. With BSP ONElink, services the airlines have enjoyed for 30 years are finally available to the rest of the travel industry.

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Disclosure

This corporate profile includes "forward looking statements" as defined by the U.S. Securities and Exchange Commission (the "SEC"). All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors BSP ONElink, Inc. believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of BSP ONElink. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including delays in completion of development of BSP ONElink's distribution and settlement services, obtaining additional financing, ease of coordination with the IATA organization and IATA's e-commerce interface and accredited travel agencies; market response to a new service and operator; changes in the travel industry; and overall economic and business conditions. Furthermore, BSP ONElink does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this corporate profile should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.

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